UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           December 6, 2005
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta, Canada	T2P 0H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:           1-800-567-3776
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.
     On December 6 and December 7, 2005, Imperial Oil Limited, by means of two press releases, announced that Imperial and ExxonMobil Canada had entered into agreements with ARC Resources for the sale of assets which included Imperial’s interests in the Redwater field (operated by Imperial), as well as its interest in the North Pembina field (operated by ExxonMobil Canada) and ExxonMobil Canada’s interest in the North Pembina field. The purchase price of the Imperial assets is $304.5M (Cdn), composed of $235M for the Redwater property and $69.5M for Imperial’s share of the North Pembina field. The total purchase price for the Imperial and ExxonMobil Canada properties is $480M (Cdn).

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as part of this report on Form 8-K:

	99.1	Press release dated December 6, 2005 of Imperial Oil Limited announcing that Imperial and ExxonMobil Canada have entered into agreements with ARC Resources Ltd. for the sale of assets which include Imperial’s interests in the Redwater field (operated by Imperial), as well as its interest in the North Pembina field (operated by ExxonMobil Canada) and ExxonMobil Canada’s interests in the North Pembina field. The purchase price of the assets to be acquired by ARC is $480M (Cdn).

	99.1	Press release dated December 7, 2005 of Imperial Oil Limited announcing that further to the announcement yesterday regarding the purchase by ARC Resources Ltd. of assets including Imperial Oil Resources’ wholly owned and operated Redwater field, as well as its interest in the North Pembina field, the proceeds to Imperial total $304.5M (Cdn), composed of $235M for the Redwater property and $69.5M for Imperial’s share of the North Pembina field.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: December 8, 2005	By:	/s/ Brian Livingston
		Name:	Brian Livingston
		Title:	Vice-President, General Counsel and Corporate Secretary

By:	/s/ Brent Latimer
	Name:	Brent Latimer
	Title:	Assistant Secretary